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                                                                    EXHIBIT 10.5

                             Distribution Agreement

This Distribution Agreement (the "Agreement") is entered into on this [#] day of [Month], 2001.

BETWEEN

      (1) VidaMed, Inc., a Delaware corporation with offices at 46107 Landing Parkway, California, 94538, USA ("VidaMed"); and

      (2) [Company Name], a [Country and Type of Entity], having an address at [Address] ("Distributor").

WHEREAS the parties agree as follows:

1.    DEFINITIONS

1.1   "Effective Date" means the date first mentioned above.
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1.2   "Minimum Performance" means the sale during the Term of this Agreement of
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      a minimum number of Products each year as set forth in Exhibit B2.

1.3   "Products" means those products listed on attached Exhibit A, which
      ----------
      products may be changed, abandoned or added by VidaMed at any time, at its sole discretion.

1.4   "Territory" means [Country].
      -----------

1.5   "VidaMed Trademarks" means the trademarks listed in Exhibit F together
      --------------------
      with any further trademarks and tradenames of which VidaMed may become the proprietor on or in relation to the Products at any time during this Agreement that VidaMed may choose to add to Exhibit F during the Term of this Agreement.

2.    APPOINTMENT

2.1   Appointment. VidaMed hereby appoints Distributor as its distributor for
      ------------
      the promotion, marketing and resale of the Products in the Territory, and Distributor agrees to act in that capacity, subject to the terms and conditions of this Agreement. VidaMed shall not without prejudice to
      Section 2.2:

      (a) appoint any other person, firm or company in the Territory as a distributor for the Products in the Territory; or

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      (b)   supply to any other person, firm or company in the Territory any of the Products, whether for use or resale.

      Distributor shall be entitled to describe itself as VidaMed's "Authorised Distributor" for the Products, but shall not hold itself out as VidaMed's agent for sales of the Products or as being entitled to bind VidaMed in any way.

2.2   Subdistributors. Distributor may exercise its distribution rights to
      ----------------
      distribute Products in the Territory through the use of any third party subdistributor ("Subdistributor") subject to:

      (a) Subdistributor entering into a written agreement with Distributor containing terms substantially similar to the restrictions on Distributor contained in this Agreement, or (if Subdistributor is a subsidiary of Distributor) Distributor procuring that Subdistributor complies with the terms of this Agreement as if it were a party to it;

      (b) Distributor warrants that no person or entity shall be appointed a Subdistributor for VidaMed products until Distributor has confirmed that Subdistributor has met and continues to maintain the level of training and technical expertise equal to that required of Distributor under Section 3.5 below;

      (c) The Distributor accepts full liability for the conduct and technical competence of any Subdistributor it appoints; and

      (d) Distributor shall provide within fifteen days after the end of each calendar quarter a listing of the names of all its Subdistributors with a report on sales activity of Subdistributors for the previous quarter and sales projections for the current calendar quarter.

2.3   Reservation of Rights. VidaMed reserves the right to appoint other
      ---------------------
      authorized distributors or resellers outside the Territory without restriction as to number and location. Nothing in this Agreement shall be construed to preclude VidaMed from marketing, selling, leasing or servicing any of the Products outside the Territory. Distributor herewith conveys and assigns all goodwill resulting from or attributable to Distributor's efforts in the Territory to VidaMed. Distributor shall not attempt to assert rights against VidaMed not permitted under this Agreement. All rights in and to this Agreement and the Trademarks and Tradenames stated herein not otherwise determined under this Agreement are reserved to VidaMed.

2.4   Independent Contractors. The relationship of VidaMed and Distributor
      -----------------------
      established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed (i) to give either party the power to direct or control the day-to-day activities of the other or (ii) to constitute the parties as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking. All financial obligations associated with

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      Distributor's business are the sole responsibility of Distributor. All sales and other agreements including appointment of any Subdistributor between Distributor and its customers are Distributor's exclusive responsibility and shall not affect VidaMed's obligations under this Agreement. Distributor shall be solely responsible for, and shall indemnify, defend and hold VidaMed harmless from, all liabilities, claims, damages, and lawsuits arising from the acts and omissions of Distributor, its employees, servants, agents, Subdistributor or any of them.

2.5   Conflict of interest. Distributor agrees that any efforts by Distributor
      --------------------
      to sell competing products in the Territory would constitute a conflict of interest with respect to Distributor's obligations to market the Products, and Distributor warrants that it does not currently manufacture or offer for sale any products which compete with the Products. If Distributor chooses to market, promote or distribute, directly or indirectly, alone, or in any capacity with another firm, whether as an agent, consultant, indepedent contractor, distributor, broker or otherwise, products that in VidaMed's reasonable judgment compete with the Products, Distributor shall notify VidaMed of its intent at least sixty (60) days prior to commencing such activity and VidaMed shall have the right to terminate this Agreement upon thirty (30) days notice to Distributor without any liability to VidaMed. Failure to so notify VidaMed shall be deemed to be a material breach of this Agreement. A product shall be deemed to compete with the Products if it has in VidaMed's reasonable judgment substantially the same functionality as a Product.

2.6   Territory. Distributor agrees that it shall not promote, market or
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      establish any branch or maintain any distribution depot for the Products outside of the Territory. Distributor shall promptly submit to VidaMed, for VidaMed's attention and handling, the originals of all inquiries received by Distributor from potential customers outside the Territory.

2.7   Sales by VidaMed. VidaMed agrees during the term of this Agreement, to the
      ----------------
      extent permitted by law and except as otherwise provided herein, not to appoint any other manufacturer's representative, distributor or dealer in the Territory as a distributor or reseller of the Products. However, nothing contained herein will prohibit VidaMed from soliciting orders or selling in the Territory on its own behalf should VidaMed, in its sole discretion, determine that such is required for the adequate representation of its Products. VidaMed does not intend to compete directly with Distributor for orders in the Territory, but does reserve the right to sell directly or through other outlets if Distributor is unable or unwilling to sell and service certain customers, if the customer is dissatisfied with services provided by Distributor, or if the customer refuses to do business with Distributor. In that event, VidaMed may sell to such customer directly or through others without liability to the Distributor and VidaMed will pay to Distributor the difference between the selling price to the customer and the standard selling price to Distributor less any expenses incurred by VidaMed in a sale in the Territory. VidaMed assumes no responsibility with regard to sale of Products in the Territory by its other distributors or agents.

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2.8   Improvements and New Products. Notwithstanding any other provision of this
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      Agreement, Distributor will not have any right to distribute improvements to the Products or additional VidaMed products developed, manufactured, produced or sold by VidaMed, which improvements or additional products have not been included in this Agreement pursuant to Exhibit A, and nothing contained herein will prohibit VidaMed from itself selling, or entering into any distribution, sales agent or other agreements with other persons, entities or organizations in the Territory for, such improvements or additional VidaMed products.

3.    OBLIGATIONS OF DISTRIBUTOR

3.1   Promotion of the Products. Distributor shall use its best efforts to
      -------------------------
      vigorously promote the Products in the Territory and realize the maximum sales potential for the Products in the Territory. Such promotion shall include, without limitation, promptly responding to all inquiries from customers, including complaints, process all orders, and effect all shipments of the Products, diligently investigating and pursuing all leads with respect to potential customers referred to it by VidaMed and, upon request of VidaMed, reporting the status of such leads and inquiries, active participation and advertisement of the Products in trade publications within the Territory, active participation in trade shows and exhibitions with VidaMed participation as appropriate, and direct solicitation of orders from customers for the Products. Distributor shall stock an adequate inventory of products as appropriate to fulfill the demand for Products in the Territory. In no event shall Distributor make any representation, guarantee or warranty concerning the Products except as expressly authorized by VidaMed.

3.2   Attendance at Meetings. Distributor shall, at Distributor's own expense,
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      send at least one suitably qualified representative to:

      (a) attend such meetings organised by VidaMed as VidaMed shall reasonably request, including, without limitation, the VidaMed distributor meeting;

      (b)   attend each year, at least one other relevant international meeting;
            and

      (c) attend and provide support for the Products at appropriate medical trade shows and congresses in the Territory, as agreed upon by VidaMed and Distributor.

3.3   Inventory. Distributor shall, at Distributor's own expense, maintain a
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      sufficient and balanced inventory of the Products at all times during the term of this Agreement as necessary in order to meet the requirements of any customer or potential customer within the Territory within one (1) week after receipt by Distributor of an inquiry or purchase order from such customer or potential customer. Distributor shall ensure at all times proper storage and handling procedures for the Products, taking all steps to avoid subjecting the Products to excessive heat, sunlight, humidity, dryness, insects or animals, or other damaging conditions.

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3.4   Inventory Reports. During the term of this Agreement, within five (5) days
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      after the end of each month Distributor will provide VidaMed with a report in the form of Exhibit G listing, among other things, the quantities of each Product sold since the last report and the quantity of each Product currently in inventory. The report will also contain a report of maintenance activity, including the quantities, serial or lot number of each Product, and the number and types of failures, if any, found during such month.

3.5   Personnel. The parties agree that the Products cannot be effectively
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      marketed, supported or maintained unless Distributor hires, trains and supports sufficient sales and technical staff to meet its obligations under this Agreement. Therefore, Distributor shall ensure at least one individual is trained and dedicated to supporting VidaMed Products and:

      (a) employ a sufficient number of competent full time sales personnel to promote the Products and to generate substantial sales in the Territory. Distributor shall equip its sales personnel with adequate training, marketing, technical and sales literature, including such materials as may be made available by VidaMed;

      (b) employ a sufficient number of full time technical staff having the knowledge and training necessary to meet Distributor's obligations to maintain and support the Products distributed within the Territory;

      (c) have at least one (1) of Distributor's employees who are responsible for training others with respect to marketing and clinical use of the Products and who shall attend at least one (1) day of training each year by VidaMed at a location within the Territory specified by VidaMed. If at any time Distributor employs fewer than five (5) employees who have completed such training, Distributor shall so notify VidaMed, and upon request by VidaMed shall have the required number of its employees attend such training; and

      (d) promptly notify VidaMed of any change in Distributor's marketing, sales, administrative or technical support services or staff which could affect Distributor's ability to meet its obligations under this Agreement.

3.6   Customer and Sales Reporting. Distributor shall at its own expense and
      ----------------------------
      consistent with the marketing and distribution policies of VidaMed from time to time:

      (a) provide adequate contact with existing and potential customers within the Territory on a regular basis, consistent with good business practice;

      (b) keep VidaMed promptly apprised of potential competitors and competitive products in the Territory;

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      (c)   assist VidaMed in assessing customer requirements for the Products, including modifications and improvements thereto, in terms of quality, design, functional capability, and other features;

      (d) submit market research information, as reasonably requested by VidaMed, regarding competition and changes in the market within the Territory; and

      (e) provide VidaMed, as frequently as reasonably requested by VidaMed, but not more often than once every four months, with a list of Distributor's customers, their addresses, telephone numbers, the quantities and types of Products purchased including the serial numbers of each new generator sold to each new customer.

3.7   Books and Records. Distributor shall maintain and make available to
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      VidaMed accurate books, records, and accounts relating to the business of
      Distributor subject to the European Community's Medical Devices Directive relating to the Products.

3.8   Right of Inspection. Subject to agreement with the Distributor, VidaMed
      -------------------
      shall have the right, upon reasonable notice and during normal business hours, to inspect Distributor's place of business and records for the purpose of determining that Distributor is meeting its obligations under this Agreement. This right will be restricted to matters relating to VidaMed and its products and such other inspection as may be reasonably required to check Distributor's compliance with Section 2.5.

3.9   Import Permits. Distributor shall be responsible for obtaining the
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      appropriate licenses or permits required to import Products into each destination country in the Territory. To the extent permitted by law within the Territory, all such licenses and permits shall specify VidaMed as the approved entity for importation of the Products in the Territory, and VidaMed shall have the exclusive rights to all such licenses or permits if this Agreement is terminated for any reason.

3.10  Registrations, Licenses and Permits. Distributor shall be responsible, at
      -----------------------------------
      its expense, for obtaining any registrations, licenses and permits required to comply with the laws and regulations of each county in the Territory for sale and distribution of the Products and the conduct of its business operations in accordance with this Agreement; provided, however, that such activities shall be conducted in VidaMed's name and on VidaMed's behalf, and no activities in connection with obtaining such registrations, licenses or permits shall be initiated by Distributor without VidaMed's prior written approval. In particular, the Distributor shall register the Product and its approvals with the Distributor's national regulatory body in VidaMed's name, and provide VidaMed evidence of such registration. In the event that all necessary registrations, licenses and permits required to sell and distribute the Products in the Territory are not obtained within six (6) months after the Effective Date of this Agreement, Distributor and VidaMed jointly shall review all actions taken and

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      determine what further actions, if any, should be undertaken. VidaMed shall have the exclusive right to use all such registrations, licenses or permits if this Agreement is terminated for any reason.

3.11  Health and Safety Laws and Regulations. Distributor shall comply fully
      --------------------------------------
      with any and all applicable health and safety laws and regulations of the Territory as they relate to the Products. In addition, Distributor shall monitor the appropriate information sources closely for changes in such laws and regulations, and other requirements in the Territory relating to the distribution of Products in the Territory, and notify VidaMed promptly in writing of any and all such changes.

3.12  Preclinical and Clinical Trials. Distributor shall assist and support
      -------------------------------
      VidaMed in organizing and conducting preclinical and clinical trials required to obtain registrations, licenses and permits required to comply with the laws and regulations of the Territory for sale and distribution of the Products; provided, however, that no activities in connection with organizing and conducting such trials shall be initiated by Distributor without VidaMed's prior written approval.

3.13  Representations. Distributor shall not make any false or misleading
      ---------------
      representations or statements to customers or others regarding VidaMed or the Products. Distributor shall not make any representations, warranties or guarantees with respect to the specifications, features or capabilities of the Products that are not consistent with VidaMed's documentation accompanying the Products or VidaMed's literature describing the Products, including VidaMed's standard limited warranty and disclaimers. Distributor shall hold VidaMed harmless from and indemnify it against any liability which may arise out of, or result from, any such false representation.

3.14  Finances. Distributor shall maintain a net worth and working capital
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      sufficient, in VidaMed's reasonable judgment, to enable Distributor to perform and discharge fully and faithfully Distributor's obligations under this Agreement. At the request of VidaMed, Distributor shall provide financial data and credit information concerning Distributor, including but not limited to a current balance sheet and statement of operations and banking and credit references.

3.15  Insurance. Distributor shall insure, at its own cost, with a reputable
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      insurance company, all stocks of the Products as are held by it against all risks to at least the full replacement value of such stocks and to produce to VidaMed on demand full particulars of such insurance and the receipt for the then current premium.

3.16  Changes to Distributor's Business. Distributor shall inform VidaMed
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      immediately of any changes in Distributor's organisation or method of doing business which might affect the performance of Distributor's duties under this Agreement.

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3.17  Customer Complaints. Upon receipt of any customer complaint regarding the
      -------------------
      Product, Distributor shall complete the Product Complaint Notification Form attached in Exhibit G and send such form to VidaMed within one (1) day of receipt of such complaint. Distributor shall establish and maintain a complaint file of all Product Complaint Notification Forms sent by Distributor to VidaMed and any other information, including written and oral communications, received by Distributor concerning a complaint regarding the Product, including without limitation any complaint involving a death or serious injury involving the use of the Product or any malfunction of the Product.

3.18  Records and Recall. Distributor shall maintain complete and accurate
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      records of all Products sold by Distributor and shall maintain and provide such other records and reports as VidaMed may reasonably request. Distributor shall notify VidaMed immediately and confirm such notice in writing if it obtains information indicating that any of VidaMed's
      Products may have to be recalled, either by virtue of applicable law or good business judgment. In the event of a recall of any of the Products, Distributor shall cooperate fully with VidaMed in effecting such recall, including without limitation, promptly contacting any purchasers that VidaMed desires to be contacted and promptly communicating to such purchasers the information or instructions VidaMed desires to be transmitted, all of which will be provided by Distributor at its own expense. Distributor agrees to comply with any and all traceability programs in effect at any time as initiated by VidaMed. VidaMed may examine and make transcripts of any records required as part of a traceability program at reasonable times during business hours.

4.    OBLIGATIONS OF VIDAMED

4.1   Supply of Supporting Documents and Information. VidaMed shall make
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      available to the Distributor all data documents and information relating to the Products which the Distributor reasonably requires to enable it to carry out its obligations under Section 3.10.

4.2   Supply of Promotional Material. VidaMed shall make available to
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      Distributor a reasonable amount of promotional material developed by
      VidaMed (e.g., brochures, data sheets, advertising materials), at VidaMed's standard charges to distributors for such items. Distributor shall not translate any manuals or written materials supplied by VidaMed without VidaMed's prior written approval. VidaMed shall have a right of prior approval of any sales promotion materials, sales aids or advertisements pertaining to Products which the Distributor intends to use or publish in the Territory.

4.3   Joint Marketing Campaign. VidaMed shall agree with Distributor a joint
      ------------------------
      marketing campaign for the Territory to last for the duration of this Agreement. Such campaign shall include advertisements and other promotional material, seminars and conferences and such other methods of promotion as the parties shall agree in order to effectively market the Products in the Territory. The form and content of all methods of promotion (and any

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      alterations thereto) shall be agreed by the parties in advance. The costs of such campaign shall be borne by Distributor unless previously agreed otherwise by VidaMed.

4.4   Training. VidaMed shall provide the one (1) training course per year
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      required under Section 3.5(c) above without charge. Additional training shall be available at VidaMed's then-standard rates for such training. Distributor shall pay all travel and living expenses for its own personnel to attend such training.

4.5   Technical Support. Distributor and VidaMed shall meet regularly at a place
      -----------------
      appointed by VidaMed (approximately once every three to six months) to ensure that Distributor receives adequate and necessary technical support for Distributor's sales activities.

4.6   Telephone Marketing and Technical Support. VidaMed shall provide a
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      reasonable level of telephone marketing and technical support to employees of Distributor who have been trained by VidaMed during VidaMed's normal business hours to answer Distributor's questions related to Products.

4.7   Product Changes. VidaMed reserves the right, in its sole discretion and
      ---------------
      without incurring any liability to Distributor, to:

      (a)   alter the specification for any Product or component thereof;

      (b)   discontinue the manufacture of any Product or component thereof;

      (c) discontinue the development of any improvement to a Product or new product, whether or not such improvement or product has been announced publicly; or

      (d) commence the manufacture and sale of improvements to Products or new products having features which make any Product wholly or partially obsolete, whether or not Distributor is granted any distribution rights in respect of such improvement or new products.

      Notwithstanding the above, VidaMed shall use reasonable efforts to provide Distributor with prompt written notice of such decisions and will fill all accepted purchase orders from Distributor for any such altered or discontinued Products of which manufacturing and commercial deliveries have commenced.

5.    PRICING AND PAYMENT

5.1   Prices. VidaMed shall sell Products to the Distributor for the prices set
      ------
      out in Exhibit A. VidaMed may publish recommended resale prices in respect of the Products but Distributor shall be free to sell, advertise and display the Products in the Territory at whatever price Distributor shall choose.

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5.2   Price Changes. VidaMed may revise the prices in Exhibit A at any time upon
      -------------
      sixty (60) days prior written notice to Distributor. Upon notice of a change in such prices and prior to the effective date of such change, Distributor shall have the right to order any quantity of Product at the price in effect prior to such change provided that Distributor agrees to take possession of such Product within sixty (60) days of the date on which VidaMed notified Distributor of such change.

5.3   Payment. All payments due to VidaMed hereunder shall be made in United
      -------
      States dollars and payment shall be made within sixty (60) days from the date of invoice ( together with value added tax). Distributor must give VidaMed written notice of any discrepancies among the purchase order, the invoice, and the Products received, within thirty (30) days after receipt of the Products or the invoice, whichever occurs later. Interest at the rate of 1.5% per month, or such lesser rate as is the maximum rate of interest permitted by law, will be charged on all overdue accounts. In the event that Distributor fails to meet such terms of payment, in addition to and not by way of limitation of VidaMed's other rights under this Agreement and at law, VidaMed reserves the right at any time to alter terms of payment so that future shipments will be made only on such basis as VidaMed determines will ensure payment for such shipments.

5.4   Costs, Charges and Taxes. Any and all expenses, costs and charges incurred
      ------------------------
      by Distributor in the performance of its obligations under this Agreement shall be paid by Distributor. In addition, Distributor shall be responsible for the collection, remittance and payment of any or all taxes, charges, levies, assessments and other fees of any kind imposed by governmental or other authority in respect of the purchase, sale, importation, lease or other distribution of the Products.

5.5   Retention of Title. Title to the Products shall not pass to Distributor
      ------------------
      until VidaMed has received payment in full of the price therefor. Until title in the Products has passed, Distributor shall be in possession of the Products in a fiduciary capacity and shall not part with possession of the Products, shall take proper care of the Products and shall keep them free from any charge, lien or other encumbrance and store the Products in such a way to show clearly that they belong to VidaMed.

6.    PURCHASES BY DISTRIBUTOR

6.1   Marketing Plan. Distributor shall produce a marketing plan in accordance
      --------------
      with Exhibit H, the first of which shall be received and approved by VidaMed prior to the signing of this Agreement, and subsequently as part of the sales forecast in Section 6.2 below.

6.2   Forecasts. Distributor will provide VidaMed each month with a rolling
      ---------
      binding forecast of its expected unit sales of Products and revenues from such sales during the six (6) month period beginning with the month in which the forecast is provided to VidaMed. The first

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      such forecast shall be due within five (5) days after the Effective Date, with subsequent forecasts due on the fifth day of each calendar month during the term of this Agreement. Distributor shall provide VidaMed each month a completed Distributor Monthly Report in the form of Exhibit G, which report shall contain the forecasts required to be furnished under this Section 6.2 and such other information requested by VidaMed.

6.3   Order and Acceptance. All orders for Products submitted by Distributor
      --------------------
      (the "Orders") shall be initiated by written purchase orders sent to VidaMed and requesting a delivery date, during the term of this Agreement and providing details of all information and documents required to be included with the Products when shipped; provided, however, that an Order may initially be placed by facsimile if a written confirming purchase Order is received by VidaMed within five (5) days after said facsimile Order. The country in the Territory for all Orders shall specified in the Order. To facilitate VidaMed's production scheduling, Distributor shall submit purchase Orders to VidaMed at least thirty (30) days prior to the requested delivery date. No Order shall be binding upon VidaMed until accepted by VidaMed in writing (and VidaMed will accept or reject any Order within fifteen (15) days after receiving it) and VidaMed shall have no liability to Distributor with respect to purchase Orders that are not accepted. No partial shipment of an Order shall constitute the acceptance of the entire Order, absent the written acceptance of such entire Order. Distributor shall accept or reject Products delivered hereunder within thirty (30) days of receipt.

6.4   Terms of purchase orders. The purchase and delivery of Products sold by
      ------------------------
      VidaMed to Distributor hereunder shall be governed by the terms and conditions of this Agreement and nothing contained in any purchase order, acknowledgment or other such document issued by either party shall in any way modify such terms of purchase or add any additional terms or conditions.

6.5   Minimum Purchase Commitment. Distributor agrees to the minimum annual
      ---------------------------
      purchase commitment set forth in Exhibit B, and agrees to order, pay for and accept delivery of Products to achieve this minimum purchase commitment. Distributor agrees to place an initial stocking order immediately upon execution of this Agreement for shipment within thirty
      (30) days, for the quantity of Products set forth in attached Exhibit B-1. Distributor understands and agrees that the establishment and achievement of the Minimum Performance pursuant to this Section 6.5 is the essence of this Agreement and that any failure by Distributor to satisfy its obligation under this Section 6.5 will entitle VidaMed to terminate this Agreement immediately pursuant to Section 14.4, or, alternatively, VidaMed will be entitled, in its sole discretion, to convert this Agreement into an entirely non-exclusive distributor agreement. Termination of this Agreement under Section 14.4 will not, under any circumstances, relieve the Distributor of its obligation to pay any sums owed to VidaMed under the terms of this Agreement, including without limitation the minimum annual purchase commitment set forth in Exhibit B-2. Conversion of this agreement to an entirely non-exclusive agreement will not, under any circumstances, relieve the Distributor of its

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      minimum annual purchase commitment set forth in Exhibit B-2 for the year in which such conversion occurs.

6.6   Cancellation and Reschedule of Orders. Shipments of Products under order
      -------------------------------------
      in accordance with this Agreement may be deferred or canceled by Distributor, upon prior approval by VidaMed.

6.7   Shipping. Unless the parties otherwise agree in writing, all Products
      --------
      delivered pursuant to the terms of this Agreement shall be suitably packed for shipment in VidaMed's standard shipping cartons, marked for shipment at Distributor's address set forth below, and delivered to Distributor or its carrier agent ex-works VidaMed's manufacturing plant or such other shipping location as VidaMed may designate at its sole discretion, at which time title to such Products and risk of loss shall pass to Distributor. Unless otherwise instructed in writing by Distributor, VidaMed shall select the carrier. All freight, insurance, and other shipping expenses, as well as any special packing expense, shall be paid by Distributor. Distributor shall also bear all applicable taxes, duties, and similar charges that may be assessed against the Products after delivery to the carrier at VidaMed's plant.

6.8   Acceptance. The Products delivered by VidaMed will be subject to
      ----------
      inspection and test by Distributor, and in the event any Product is defective in material or workmanship, Distributor shall have the right to reject it within thirty (30) days after delivery (the "Rejection Period"). Products rejected by Distributor shall have a failure report attached, and shall be forwarded to VidaMed freight collect. The rejected Products will be repaired or replaced at VidaMed's option and returned to Distributor freight prepaid. VidaMed shall use commercially reasonable efforts to repair or replace the defective Products within thirty (30) days of its receipt. In the event VidaMed is unable to repair or replace such defective Products, VidaMed shall refund the purchase price paid by Distributor for such defective Products. If rejected Products are found not to be defective after return to VidaMed, the Products will be reshipped to Distributor at Distributor's expense, and each such unit will be subject to a service charge of 5%.

6.9   Returns. In the event Distributor returns to VidaMed any Product which is
      -------
      not defective, VidaMed shall charge Distributor a restocking fee upon return of each Product equal to ten percent (10%) of the price paid by Distributor for that Product and shall credit the balance of this price to Distributor's account. Distributor shall be responsible for all charges incurred in respect of the redelivery of the Products. Before returning any Product to VidaMed for repair or servicing, Distributor shall request a Return Material Authorization ("RMA") from VidaMed, and instructions for returning Products, including the location for the returned Products which shall be at VidaMeds choice, and any and all returned Products shall be accompanied by such RMA.

7.    MAINTENANCE

7.1   Maintenance. VidaMed will provide all maintenance and repair services to
      -----------
      the Distributor and end user customers for both Products under warranty (in accordance with Section 8.1 below) and for Products whose warranty has expired. Products whose warranty has expired shall be repaired at Vidamed's maintenance and repair fees then in effect. Distributor shall not, without VidaMed's prior written consent, perform any maintenance or repairs with respect to the Products. Distributor shall request a RMA before returning any Product for repair.

7.2   Non-Warranty Repair Service. Products that do not qualify under the
      ---------------------------
      VidaMed warranty may be returned to VidaMed for repair. Charges will be on a time and materials basis at VidaMed's then current rates. Before returning any Product to VidaMed for repair or servicing, Distributor shall request a RMA from VidaMed, and instructions for returning Products, any and all returned Products shall be accompanied by such RMA. VidaMed shall use reasonable endeavours to ship Products sent in for repair within thirty (30) work days of receipt. Distributor is responsible for shipping charges to VidaMed. VidaMed will return ship by the method recommended by Distributor. Distributor will be responsible for any charges for shipping and handling in addition to such other reasonable charges in respect of labour and materials as VidaMed shall from time to time require.

7.3   Problem Reporting. Distributor will keep VidaMed informed as to problems
      -----------------
      encountered with respect to the Products and any resolutions, and to communicate promptly to VidaMed any and all modifications, design changes or improvements of the Products suggested by any customer, or any employee or agent of Distributor, and Distributor hereby assigns to VidaMed any right, title or interest that Distributor may have in such information.

8.    WARRANTY

8.1   Warranty to Distributor. VidaMed's obligations with respect to the
      -----------------------
      Products are strictly limited to VidaMed's standard written warranty, as set forth in Exhibit E attached hereto (the "Warranty"). The Warranty made and issued by VidaMed with respect to a Product in the ordinary course of its business as of the time such Product is delivered to Distributor will not run in favor of Distributor but will run (if at all) in favor of any end-users purchasing Products new from or through Distributor. In the event of a breach of the Warranty, VidaMed will, at no charge to the customer, repair or replace all defective Products at its facilities. Prior to returning any Product alleged to be defective, Distributor will notify VidaMed in writing of the claimed defect and will include the model and lot/serial number of such Product, as well as the number and date of the invoice therefor.

8.2   Limitation. VIDAMED'S ONLY WARRANTY WITH RESPECT TO THE PRODUCTS WILL BE
      ----------
      THE WARRANTY REFERRED TO IN SECTION 8.1 ABOVE, WHICH WILL NOT RUN IN FAVOR OF DISTRIBUTOR BUT MAY RUN IN FAVOR OF END-USER CUSTOMERS PURCHASING PRODUCTS NEW FROM OR THROUGH

      DISTRIBUTOR. VIDAMED EXPRESSLY DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTY OF ANY KIND OR NATURE TO DISTRIBUTOR, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE (EVEN IF THAT PURPOSE OR USE IS KNOWN TO VIDAMED) AND ALL OBLIGATIONS OR LIABILITIES ON THE PART OF VIDAMED FOR DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE USE, REPAIR OR PERFORMANCE OF THE PRODUCTS. In addition, the Warranty in Section 8.1 shall not apply to Products that have been modified or altered in any manner by anyone other than VidaMed, which have been used in any manner other than for which the Product was intended, or to defects caused (a) through no fault of VidaMed during shipment or other transportation to or from Distributor; (b) by the use or operation in an application or environment other than that intended or recommended by VidaMed; (c) by service by anyone other than employees of, or persons approved in writing by, VidaMed; or (d) by accident, negligence, misuse, other than normal electrical or physical stress, or other causes other than normal use. Replacement Products and parts supplied under this warranty shall carry only the unexpired portion of the original warranty.

8.3   Warranty Repair. In the event that VidaMed receives notice from
      ---------------
      Distributor during the warranty period that a Product ("Nonconforming Item") does not conform to its Warranty, VidaMed's sole liability, and Distributor's exclusive remedy, shall be for VidaMed, at its sole option, to either repair or replace the Nonconforming Item. Nonconforming Items replaced under the terms of any such Warranty may be refurbished or new equipment substituted at VidaMed's option. A Nonconforming Item may only be returned with the prior written approval of VidaMed. Any such approval shall reference a Return Material Authorization (RMA) number issued by authorized VidaMed service personnel. Transportation costs, if any, incurred in connection with the return of a defective Nonconforming Item to VidaMed shall be borne by Distributor. Any transportation costs incurred in connection with the redelivery of an Nonconforming Item to Distributor returned in the manner provided above shall be borne by VidaMed if actually nonconforming. In the event a returned Nonconforming
      Item is found not to be Nonconforming, all costs to return such item to Distributor shall be borne by Distributor, and such items will be subject to a service charge of two hundred and fifty dollars (US$250), which amounts shall be invoiced to Distributor and shall be payable within thirty days of the date of invoice. All claims by Distributor pursuant to the foregoing warranty shall be made in a writing (including a telecopy) stating (1) the serial or lot number of the allegedly defective Nonconforming Item, (2) the date such Nonconforming Item was delivered to or installed for a customer, and (3) a reasonably detailed description of the defect.

8.4   Disclaimer. Subject to Section 9 below and except as set forth above,
      ----------
      VidaMed makes no warranties or conditions, expressed, implied statutory or otherwise, respecting products, spare parts or this agreement. All conditions, warranties and representations expressed or implied by law in relation to the products are hereby excluded.

9.    LIMITATION OF LIABILITY

      VidaMed's liability arising out of this Agreement and/or the sale of the Product whether for negligence, breach of contract, misrepresentation or otherwise shall in no circumstance exceed the amount paid by Distributor for the Products in question. In no event shall VidaMed be liable for:

      (a) damage to or loss of the Products or any part of them whilst in transit;

      (b) for defects in the Products caused by abnormal or unsuitable conditions of storage or use or any act, neglect or default of the Distributor or of any third party;

      (c)   the cost of procurement of substitute products by Distributor;

      (d) the use of any Product in combination with an apparatus or device not manufactured, supplied or approved by VidaMed;

      (e) the use of any Product in a manner for which it was not designed or intended to be used;

      (f) any modification of any Product by Distributor or any third party which causes it to become infringing; or

      (g) (except in respect of death or personal injury caused by VidaMed's negligence), VidaMed shall not be liable to Distributor for any loss, damage or injury or for any indirect, punitive, special or consequential loss or damage (whether for loss of profit or otherwise), costs, expenses or other claims which arise out of or in connection with the supply of the products or their use or resale by Distributor, even if VidaMed has been advised of the possibility of such potential loss or damage.

10.   PROPERTY RIGHTS

10.1  Property rights. Except as expressly set forth herein, Distributor and
      ---------------
      VidaMed agree that VidaMed owns all right, title, and interest in the Products and in all of VidaMed's patents, VidaMed Trademarks, trade names, inventions, copyrights, know-how, and trade secrets relating to the design, manufacture, operation or service of the Products. The use by Distributor of any of these property rights is authorized only for the purposes herein set forth, and upon termination of this Agreement for any reason such authorization shall cease.

10.2  No Warranty. VidaMed makes no representation or warranty as to the
      -----------
      validity or enforceability of the VidaMed Trademarks nor as to whether the VidaMed Trademarks infringe upon any intellectual property rights of third parties within the Territory.

10.3  Use of VidaMed's Trademarks. During the term of this Agreement,
      ---------------------------
      Distributor shall indicate to the public that Distributor is an authorized distributor of VidaMed's Products and advertise within the Territory such Products under the VidaMed Trademarks. Distrubutor shall not alter or remove any VidaMed Trade Mark applied to the Products. Except as set forth in this Section 10.3, nothing contained in this Agreement shall grant to Distributor any right, title or interest in the VidaMed Trademarks. At no time during or after the term of this Agreement shall Distributor attempt to register any trademarks, masks or trade names confusingly similar to the VidaMed Trademarks.

10.4  Approval of Representations. All representations of the VidaMed Trademarks
      ---------------------------
      that Distributor intends to use shall first be submitted to VidaMed for approval, which shall not be unreasonably withheld, of design, color, and other details or shall be exact copies of the VidaMed Trademarks. If any of the VidaMed Trademarks are to be used in conjunction with another trademark on or in relation to the Products, then the VidaMed Trademarks shall be presented equally legibly, equally prominently, and of greater size than the other but nevertheless separated from the other so that each appears to be a mark in its own right, distinct from the other mark.

10.5  Sale Conveys no Right to Manufacture Copy or Modify. The Products are
      ---------------------------------------------------
      offered for sale and are sold by VidaMed subject in every case to the condition that such sale does not convey any license, expressly or by implication, to manufacture, duplicate or otherwise copy or reproduce or modify any of the Products. Distributor shall take appropriate steps with Distributor's customers, as VidaMed may request to inform them of and assure compliance with the restrictions contained in this Section 10.5

10.6  Notice and Assistance. Distributor shall, at the expense of VidaMed, take
      ---------------------
      all such steps as VidaMed may reasonably require to assist VidaMed in maintaining the validity and enforceability of the VidaMed Trademarks and any other intellectual property of VidaMed during the term of this Agreement. In addition, Distributor shall promptly and fully notify VidaMed of any actual, threatened or suspected infringement in the Territory of any VidaMed Trade Mark or other intellectual property of VidaMed which comes to Distributor's notice and Distributor shall, at the request and expense of VidaMed, do all such things as may be reasonably required to assist VidaMed in taking or resisting any proceedings in relation to any such infringement or claim.

10.7  Patent Marking. Distributor shall not remove from the Products any patent
      --------------
      notices marked on the Products, and shall label the packaging materials of the Products with such patent notices as VidaMed may request.

11.   INDEMNITY

11.1  Intellectual Property Indemnity. VidaMed shall indemnify, defend and hold
      -------------------------------
      Distributor harmless against all liabilities and expenses paid to third parties as a result of any claim or suit for an alleged direct infringement of any third party intellectual property rights arising from the sale or use by Distributor of the Products as contemplated herein; provided that Distributor (a) promptly notifies VidaMed of the claim, (b) grants VidaMed full control over the defence or settlement thereof and (c) cooperates fully with VidaMed, at VidaMed's request and expense, in defence thereof. If a Product is, or in the opinion of VidaMed may become, the subject of any claim or suit for infringement of any such rights, then VidaMed may, at its option and expense: (i) procure for Distributor the right to distribute or use, as appropriate, such Product; or (ii) modify or replace the Product, or part thereof, with other suitable Products or parts that are substantially equivalent in functionality and performance; or (iii) accept return of such Product, or part thereof, and refund the aggregate payments paid therefor by Distributor, less a reasonable sum for use and damage as amortized over a forty-eight (48) month period. Notwithstanding the above, VidaMed shall not be liable for any costs or expenses incurred without its prior written authorization.

11.2  Limitation. Notwithstanding the provisions of Section 11.1 above, VidaMed
      ----------
      assumes no liability for (i) any infringement claims with respect to any product or process in or with which any of the Products may be used but not covering the Products standing alone; (ii) any trademark infringements involving any marking or branding not applied by VidaMed or involving any marking or branding applied at the request of Distributor; or (iii) the modification of the Products, or any part thereof, unless such modification was made by VidaMed.

11.3  Entire Liability. The foregoing provisions of this Section 11 states the
      ----------------
      entire liability and obligation of Vidamed and the exclusive remedy of Distributor and its customers, with respect to any alleged infringement of patents or other intellectual property rights by the Products or any part thereof. All warranties of non-infringement, statutory, implied or otherwise, are hereby expressly disclaimed.

11.4  Insurance. Each party will carry product liability insurance covering any
      ---------
      loss, damage, expense or liability incurred or suffered by any party other than VidaMed and Distributor arising out of any use of a Product. Such policy or policies will (a) have aggregate limits of liability of not less than $1,000,000 with respect to any incident or occurrence and of not less than $10,000,000 in the aggregate; (b) name both VidaMed and Distributor as insured parties; (c) provide for a deductible or retained amount of not more than $25,000; and (d) provide that such policy may not be canceled except upon not less than 30 days' written notice to both VidaMed and Distributor. Each party will provide such evidence of the effectiveness of such insurance to the other party as may be reasonably requested.

12.   CONFIDENTIALITY

      Distributor acknowledges that by reason of Distributor's relationship to VidaMed hereunder Distributor will have access to certain information and materials concerning VidaMed's business, plans, customers, technology and know how and products that are confidential and of substantial value to VidaMed, which value would be impaired if such information were disclosed to third parties. Distributor agrees that Distributor will not use in any way for Distributor's own account or the account of any third party, nor disclose to any third party, any such confidential information revealed to Distributor by VidaMed. Distributor shall take every reasonable precaution to protect the confidentiality of such information. Upon request by Distributor, VidaMed shall advise whether or not VidaMed considers any particular information or materials to be confidential. Distributor shall not publish any technical description of the Products beyond the description published by VidaMed (except to translate that description into appropriate languages for the Territory). In the event of termination of this Agreement, there shall be no use or disclosure by Distributor of any confidential information of VidaMed, and Distributor warrants that it shall not at any time manufacture any compositions, devices, components or assemblies utilizing any of VidaMed's confidential information. Upon request of VidaMed or termination of this Agreement, Distributor shall return all such Confidential Information to VidaMed.

13.   COMPLIANCE WITH LAW

13.1  Export Control Regulations. Any and all obligations of VidaMed to provide
      --------------------------
      the Products, as well as any technical assistance, shall be subject in all respects to such United States laws and regulations as shall from time to time govern the license and delivery of technology and products abroad by persons subject to the jurisdiction of the United States, including the United States Foreign Assets Control Regulations, Transaction Control Regulations and Export Control Regulations, as amended, and any successor legislation issued by the Department of Commerce, International Trade Administration, or Office of Export Licensing. Without in any way limiting the provisions of this Agreement, Distributor agrees that, unless prior authorization is obtained from the office of Export Licensing, it shall not export, reexport, or transship, directly or indirectly, to country groups Q, S, W, Y, or Z (as defined in the Export Administration Regulations), or Afghanistan or the People's Republic of China (excluding Taiwan) any of the technical data disclosed to Distributor or the direct product of such technical data.

13.2  Governmental Consent. Distributor represents and warrants that, as of the
      --------------------
      Effective Date of this Agreement, no consent, approval or authorization of, or designation, declaration or filing with, any governmental authority in the Territory which has not been made or obtained by Distributor prior to the Effective Date is required in connection with the valid execution, performance and delivery of this Agreement. Distributor shall be responsible for timely filings of this Agreement with any required government agencies or commissions in the Territory. In the event any such agency or governmental entity objects to or disapproves of this Agreement or any provision hereof, VidaMed shall have the right to immediately terminate the Agreement.

13.3  Currency Control. Distributor represents and warrants that, on the
      ----------------
      Effective Date of this Agreement, no currency control laws applicable in the Territory prevent the payment to VidaMed of any sums due under this Agreement.

13.4  Foreign Corrupt Practices Act. In conformity with the United States
      -----------------------------
      Foreign Corrupt Practices Act and with VidaMed's established corporate policies regarding foreign business practices, Distributor and its employees and agents shall not directly or indirectly make an offer, payment, promise to pay, or authorize payment, or offer a gift, promise to give, or authorize the giving of anything of value for the purpose of influencing an act or decision of an official of any government within the Territory or the United States Government (including a decision not to act) or inducing such a person to use his influence to affect any such governmental act or decision in order to assist VidaMed in obtaining, retaining or directing any such business.

13.5  Intellectual Property Rights Registrations. Distributor shall promptly
      ------------------------------------------
      notify VidaMed in writing of, and shall assist VidaMed with any registrations or filings required to obtain patent, copyright, trademark or other intellectual property rights protection, in VidaMed's name, for the Products in the Territory under applicable law. VidaMed shall be responsible for all fees or expenses incurred in connection with such intellectual property rights registrations or filings.

13.6  Non-Compliance as Material Default. Non-compliance by Distributor or its
      ----------------------------------
      employees or agents with this Section 13 shall be deemed to constitute a material default under this Agreement.

14.   TERM AND TERMINATION

14.1  Term. This Agreement shall continue in force until [DATE] unless
      ----
      terminated earlier under the provisions of this Section 14. At the end of such term, this Agreement shall terminate automatically without notice unless prior to that time the parties have agreed in writing to renew the Agreement.

14.2  Termination for Cause. If either party defaults in the performance of any
      ---------------------
      material provision of this Agreement, then the non-defaulting party may give written notice to the defaulting party that if the default is not cured within sixty (60) days the Agreement shall be terminated. If the non-defaulting party gives such notice and the default is not cured during such sixty-day period, then the Agreement shall automatically terminate at the end of that period.

14.3  Termination for Insolvency. This Agreement shall terminate, without
      --------------------------
      notice, (i) upon the institution by or against Distributor of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of Distributor's debts, (ii) upon Distributor's making an assignment for the benefit of creditors, or (iii) upon Distributor's dissolution.

14.4  Low Orders. VidaMed shall have the option to terminate this Agreement with
      ----------
      immediate effect at any time within three months after the end of any of the calendar years specified in Exhibit B2 if the Minimum Performance for that year, as specified in that Exhibit, has not been achieved.

14.5  Failure to Pay Invoices. VidaMed shall have the option to terminate the
      -----------------------
      Agreement with immediate effect at any time Distributor has an outstanding account balance due to VidaMed which is more than 60 days past due.

14.6  Force Majeure. Either party may terminate this Agreement by giving written
      -------------
      notice to the other party should an event of Force Majeure (as defined in Section 15.3 below) prevent such other party's performance under this Agreement for a period of 90 consecutive days as more specifically provided in Section 15.3 below.

14.7  Limitation on Liability. It is expressly understood and agreed that the
      -----------------------
      right of termination set forth in this Section 14 is absolute, and that the parties have considered the possibility of such termination and the possibility of loss and damage resulting therefrom in making expenditures related to the performance of this Agreement. It is the express intent and agreement of the parties that neither party, except as otherwise provided in this Agreement, shall be liable to the other for compensation, reimbursement or damages on account of the loss of prospective profits or anticipated sales or on account of expenditures, inventory, investments, leases or commitments in connection with the business or goodwill of VidaMed or Distributor by reason of the termination of this Agreement in accordance with its terms.

14.8  Effect of Termination.
      ---------------------

      (a) Distributor shall be permitted for a period of six (6) months following termination to sell and distribute such stocks of the Products as it may at the time of termination of this Agreement have in its possession or under its control. At the end of such period, Distributor shall give VidaMed the right to repurchase Distributor's remaining inventory of Products that have not expired, are in their original packaging and are in marketable condition (if any) at the prices Distributor paid for such Products less any shipping and packaging charges and taxes and less a 25% restocking fee, FCA (Incoterms 1990) VidaMed's facility. VidaMed may deduct any amounts owed to it by Distributor, whether for payment of Products or otherwise, from the amount due Distributor for the repurchase by VidaMed of such inventory of Products.

      (b) Termination shall not, under any circumstances, relieve the Distributor of its obligation to pay any sums owed to VidaMed under the terms of this Agreement, including without limitation the minimum annual purchase commitment set forth in Exhibit B-2.

      (c) Upon expiration or termination of this Agreement, VidaMed may cancel any or all unfilled orders.

      (d) Within 15 days of the effective date of termination of this Agreement, Distributor shall furnish VidaMed a list of names of customers who have purchased Products within the last 36 months and information on the status of all sales efforts related to the Products at the time of such termination. The information required to be furnished under this Section 14.8(d) shall not be deemed proprietary information of Distributor.

      (e) Within thirty (30) days after expiration or the termination of this Agreement, Distributor shall return all samples, instruction books, technical pamphlets, catalogues, advertising materials, specifications and other materials, documents or papers whatsoever sent to Distributor and relating to VidaMed's business at VidaMed's expense. Distributor shall not make, use, dispose of or retain any copies of any confidential items or information which may have been entrusted to Distributor.

      (f) Upon expiration or termination of this Agreement, Distributor shall immediately cease to use the VidaMed Trademarks and any other intellectual property rights of VidaMed and the license granted pursuant to Section 10.1 shall immediately terminate.

      (g) Sections 9, 10, 11, 12, 13, 14 and 15 shall survive expiration or termination of this Agreement for any reason.

15.   GENERAL PROVISIONS

15.1  Choice of Language. The original of this Agreement has been written in
      ------------------
      English. Distributor hereby waives any right it may have under the law of Distributor's country to have this Agreement written in the language of Distributor's country.

15.2  Waiver. Any delay or omission by either party to exercise any right or
      ------
      remedy under this Agreement shall not be construed to be a waiver of any such right or remedy or any other right or remedy hereunder. All of the rights of either party under this Agreement shall be cumulative and may be exercised separately or concurrently.

15.3  Force Majeure. Neither party shall be liable to the other for its failure
      -------------
      to perform any of its obligations hereunder during any period in which such performance is delayed by circumstances beyond its reasonable control including, but not limited to, fire, flood, earthquake, war, embargo, strike, riot, inability to secure materials and transportation facilities, failure of suppliers, or the intervention of any governmental authority ("Force

      Majeure"). If either party is affected by Force Majeure, it shall forthwith notify the other of the nature and extent thereof. If such Force Majeure shall continue for more than ninety (90) consecutive days, the party injured by the inability of the other to perform shall have the right upon written notice to either (1) terminate the Agreement, or (2) treat this Agreement as suspended during the delay and reduce any commitment in proportion to the duration of the delay.

15.4  Publicity. Neither party shall issue press release or similar public
      ---------
      disclosure of any nature regarding this Agreement without the other party's prior written approval, which approval shall not be unreasonably withheld. However, such approval shall be deemed to have been given to the extent such disclosure is required by professional business advisors and financing sources of VidaMed, Distributor, or to comply with governmental requirements.

15.5  Headings. The headings used in this Agreement are inserted for convenience
      --------
      only and shall not affect the construction or interpretation of any provision.

15.6  Notices. Any notice required or permitted by to this Agreement shall be
      -------
      made in writing. All notices shall be sent by registered or certified mail, return receipt requested, or by commercial carrier, in each case postage prepaid. All such notices shall be deemed to have been given three
      (3) days after dispatch in such manner, addressed as shown below or to such other address as a party may indicate by notice:

      To VidaMed:                           To Distributor:

      46107 Landing Parkway                 [NAME OF DISTRIBUTOR]
      Fremont, CA 94538 USA                 [ADDRESS]
      Tel: (510) 492-4900                   [ADDRESS]
      Fax: (510) 492-4999                   Tel:  [TELEPHONE #]
      Attn: President and CEO               Fax: [FAX #]
                                            Attention: [NAME OF CONTACT]

15.7  Severability. If any provision of this Agreement is held invalid by any
      ------------
      law, rule, order or regulation of any government, or by the final determination of any court of competent jurisdiction, such invalidity shall not affect the enforceability of any other provisions not held to be invalid.

15.8  Non-Assignability and Binding Effect. A mutually agreed consideration for
      ------------------------------------
      VidaMed's entering this Agreement is the reputation, business standing, and goodwill already honored and enjoyed by Distributor under Distributor's present ownership, and, accordingly,

                                                                          Page22

      Distributor agrees that Distributor's rights and obligations under this Agreement may not be transferred or assigned directly or indirectly without the prior written consent of VidaMed. VidaMed may assign this Agreement in connection with the sale of all or substantially all of its business assets relating to this Agreement, whether by merger, sale or otherwise. Subject to the foregoing sentence, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

15.9  Relationship. This Agreement does not make either party the employee,
      ------------
      agent or legal representative of the other for any purpose whatsoever. In fulfilling its obligations pursuant to this Agreement each party will be acting as an independent contractor. This Agreement will not be construed in any way to deem Distributor an agent or franchisee of VidaMed for any purpose whatsoever. Distributor acknowledges that it has paid no fee or other consideration for any right under this Agreement. It is the express intent of the parties, pursuant to their right to freedom of contract, that this Agreement will govern the obligations of each to the other and the right of each resulting from such relationship and that no federal or state franchise law or any other law purporting to alter the relationship between VidaMed and Distributor, presently in force or hereafter enacted, may apply to the rights and obligations of and between the parties under this Agreement.

15.10 Entire Agreement. This Agreement with its Exhibits, sets forth the entire
      ----------------
      agreement and understanding of the parties relating to the subject matter herein and supersedes all prior discussions and negotiations, whether oral or written, between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the party to be charged.

15.11 Counterparts. This Agreement may be executed in two or more counterparts,
      ------------
      each of which shall be deemed an original and all of which together shall constitute one instrument.

16.   GOVERNING LAW AND ARBITRATION.

16.1  Governing Law. This Agreement shall be governed by, construed and
      -------------
      interpreted in accordance with the law of the State of California, without regard to its choice of law rules.

16.2  Arbitration. Any dispute, controversy or claim arising out of or relating
      -----------
      to this Agreement, or the breach, termination or invalidity thereof, shall be finally settled by arbitration in accordance with the commercial arbitration rules of the International Chamber of Commerce in effect on the date of this Agreement by a single arbitrator who shall be experienced in the medical device industry and who shall be appointed in accordance with such rules. The place of arbitration shall be San Francisco, California. The arbitration shall be conducted in the English language. No provision hereof will prevent VidaMed at any time from bringing emergency or temporary actions or obtaining court or administrative orders or injunctions to protect its rights to its Products, its intellectual property, product certifications, and

      Distributor will be responsible for all costs and expenses incurred by VidaMed in connection with such proceedings if VidaMed is successful in obtaining any such protective action.

IN WITNESS WHEREOF, THE PARTIES HERETO HAVE DULY EXECUTED THIS AGREEMENT EFFECTIVE AS OF THE DATE FIRST SET FORTH ABOVE.

for and on behalf of             )
VIDAMED, INC.                    )  By
                                 )        ------------------------
                                          ------------------------
                                          Authorised Signatory

                                    Title:
                                          ------------------------



for and on behalf of             )
[NAME OF DISTRIBUTOR]            )  By
                                 )        ------------------------
                                 )
                                          ------------------------
                                          Authorised Signatory

                                    Title:
                                          ------------------------

                                                                         Page 25